Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 3 to the Form S-3/A Registration Statement on Form S-1 (SEC Reg. No. 333-134155) of Hydrogen Power, Inc. (formerly known as Equitex, Inc. and Hydrogen Power International, Inc.) of our report on the 2005 financial statements of Hydrogen Power Inc. dated May 2, 2006, which report appears in the Form 8-K/A of Hydrogen Power, Inc. dated May 30, 2006.

/S/ Peterson Sullivan PLLC

February 5, 2007
Seattle, Washington